Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT, (hereinafter referred to as the “Lease”) made and entered into this 14th day of May 2009 between FAIRLAWNS PARTNERSHIP, a Tennessee general partnership, hereinafter called “Landlord”, and SENETEK, PLC, a United Kingdom private limited company domiciled in the State of California, hereinafter called “Tenant”.

W I T N E S S E T H:

1. LEASED PREMISES. Subject to and upon the terms, provisions, covenants and conditions, hereinafter set forth, and each in consideration of the rents, covenants, obligations and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, Landlord demises and leases to the Tenant and Tenant rents from Landlord those certain Leased Premises known as Suite 102 in The Fairlawns Building located at 5203 Maryland Way, Brentwood, Williamson County, Tennessee, 37027 (the “Building”), and being the Leased Premises as shown by design attached hereto as Exhibit “A” and incorporated herein (the “Leased Premises”). The Leased Premises contain 5,718 square feet of net rentable area (the “Net Rentable Area”) as hereinafter defined. Landlord shall abate the first six (6) months of base rent, set forth in Paragraph 3 (B) below, for that area so noted on Exhibit A as the “Additional Space” containing 938 square feet of Net Rentable Area.

2. TERM. The term of this lease shall be for a period of thirty-six months (36) months commencing on the 1st day of June 2009 and ending on the 31st day of May 2012, unless sooner terminated or extended as provided herein. The date specified above for the commencement of the term, or, if Landlord cannot deliver possession on such date as aforesaid, then the date when Landlord can deliver possession is hereinafter referred to as the “Commencement Date.” Should the Commencement Date change, the Expiration Date shall also change accordingly in order to allow for a full thirty-six month term. Tenant may take immediate possession (“Early Occupancy”) of the Premises for the purposes of preparing the space for its tenancy upon occurrence of (a) execution of this Lease, and (b) upon Landlord’s receipt of the Security Deposit and first month’s rent as hereinafter defined. All terms and conditions of the Lease, except for the payment of Rent shall be in full force and effect during Early Occupancy.

3. RENTAL.

(A) As base rental for the Leased Premises, Tenant hereby agrees to pay to Landlord without deduction, set-off, or prior notice or demand in lawful (legal tender for public or private debts) money of the United States of America the sum of One Hundred Five Thousand Seven Hundred Eighty and no/100 Dollars ($101,780.00) per annum for the first year of the Lease, except as adjusted hereinafter.

(B) Rental is payable in advance monthly installments of $7,369.00 from June 1, 2009 to November 30, 2009 and $8,815.00 from December 1, 2009 through May 31, 2011 which is computed at a base rental rate of $18.50 per net rentable square foot for the first two years of the Lease (the “Base Rental Rate”) commencing, and continuing due and payable on the first day of each and every month for the entire term of the lease, except as adjusted herein, at the office of Fairlawns

Partnership, 5250 Virginia Way, P. O. Box 1869, Brentwood, Tennessee 37024-1869, or such other place as Landlord may direct in writing. Checks, specifically including those for rental, shall be made payable. Rental for a portion of a month, if any, (at the beginning and end of the term hereof) shall be prorated. The first month’s rent is due upon execution of this Lease Agreement.

Other remedies for non-payment of rent under Paragraph 15 or elsewhere herein notwithstanding, should Landlord choose to accept a late payment of rent, a service charge of FIFTEEN PERCENT (15%) of the rent owed shall become due and payable in addition to the regular rent owed under this lease if the monthly rent payment is not received by Landlord’s Agent before the Fifth (5th) day of the month for which said rent is due. A check returned for any reason shall be considered non-payment of rent and the late charge shall apply.

(C) Tenant shall pay as additional rent 100% of any increase in real estate taxes or any special assessments imposed by reason of improvements made to the Leased Premises by or for the benefit of Tenant after the date of Tenant’s occupancy.

(D) Tenant shall also pay as additional rent 100% of any increase in Landlord’s insurance premium including, but not limited to, property and liability coverage for the building in which the Leased Premises are located above the premium in effect as of the date of this Lease if said increase is attributable to Tenant’s use or occupancy of the Leased Premises. Payment under this clause shall be due within thirty (30) days of delivery of notice thereof to Tenant.

(E) It is further understood and agreed that Tenant shall reimburse Landlord for the full amount of any sales, use or other tax charge (excepting income tax) that may be payable by or chargeable to Landlord upon or with respect to the rent paid by Tenant or received by Landlord hereunder; so that the rent payable by Tenant shall be received by Landlord net of any taxes other than Landlord’s income tax. At the end of any period for which such tax may be levied, Landlord shall notify Tenant in writing of the amount of such tax to be reimbursed by Tenant; and Tenant shall pay such amount to Landlord within thirty (30) days after receipt of such written notice. If Tenant fails to make this payment within the time prescribed, Landlord shall be entitled to all remedies hereunder as though for any other breach of covenant of conditions herein.

(F) Tenant shall pay as additional rent 22.84% percent of the increase in operating expenses over the operating expenses actually incurred during any calendar year of the Lease in excess of the operating expenses for the calendar year 2009. Operating expenses shall include but not be limited to the cost of the usual janitorial, housekeeping, scavenger services and outdoor contract services, inspection fees, repairs and maintenance to the improvements, salaries of all building personnel, management fees, expenses required under any governmental law or regulation that was not applicable to the building at the time it was originally constructed, real estate taxes, and Landlord’s insurance premium. Such annual increase if any, shall be paid by Tenant in equal installments in advance on the first day of each month in the amount estimated by Landlord and shall be computed on the basis of twelve (12) consecutive calendar months as designated by Landlord. Landlord shall within ninety (90) days or as soon thereafter as possible after the end of each such twelve (12) month period, furnish to Tenant a statement showing in reasonable detail the amount of the operating costs for the preceding period. Necessary adjustments shall thereupon be made and the payments to be made by Tenant for the ensuing year shall be estimated accordingly. At the expiration of the lease, Tenant’s last installment shall be pro-rated through the date of termination and any necessary adjustments with regard thereto shall be made within sixty (60) days after the date of said termination and upon Landlord furnishing Tenant with a statement detailing Landlord’s actual increased operating costs through Tenant’s date of termination. Tenant shall pay any such amounts herein within thirty (30) days after receipt of such notice.

(G) Landlord’s failure during the term of this lease to prepare and deliver any of the tax bills, statements, notices or bills referred to in the above mentioned articles, or Landlord’s failure to demand payment of additional rent provided for hereunder, shall not in any way cause Landlord to forfeit or surrender its right to collect any additional rent which may have become due during the term of this lease.

(H) Tenant’s annual base rent shall be increased to $19.00 per square foot on June 1, 2011 computed at $108,660.00 per annum payable in monthly installments of $9,055.00 as provided hereinabove.

4. MEASUREMENT OF PREMISES. The measurement of Tenant’s net rentable area shall be governed by the provisions of this paragraph. For a Tenant occupying an entire floor of the Building, net rentable area is defined as the entire area of the floor, measured from the exterior glass line, less mechanical shafts and stairwells plus the Tenant’s pro rata share of building and common area spaces. For a Tenant occupying less than an entire floor of the Building, net rentable area is defined as the area of the Tenant’s space, measured from the exterior glass line, centerline of party walls, and office side of other building walls, plus the Tenant’s pro rata share of corridors, lobbies, restrooms, closets and other public space. The Building contains approximately 26,256 square feet of Net Rentable Area.

5. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of $7,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions, and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease, including but not limited to any damages or deficiency in the re-letting of the Leased Premises, whether such damage or deficiency accrued before or after summary proceedings or other reentry by Landlord.

In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Security Deposit shall be returned without interest to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Leased Premises to Landlord.

In the event of a sale of the land and building or leasing of the building, of which the Leased Premises form a part, Landlord shall have the right to transfer the security to the vendee or Tenant and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.

Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

6. USE OF PREMISES. The Leased Premises shall be used for sales, marketing, and administrative office purposes and no other. The Leased Premises shall not be used for any purpose which in Landlord’s sole opinion will a violation of this lease or the permitted used herein prescribed, the rules and regulations of Landlord’s governing the building, any illegal purposes, nor in violations of any valid regulation of any governmental body, including, but not limited to the comprehensive Environmental Response Compensation and Liability Act and the Tennessee Waste Hazard Management Act nor in any manner to create any nuisance or trespass or tending to disturb any other tenant, nor in any manner to vitiate the insurance or increase the rate of insurance on Leased Premises or the building. Tenant will not use or permit upon said Leased Premises, anything that may be dangerous to life or limb. Tenant will not in any manner deface or injure said building or any part thereof, or overload the floors or air conditioning systems of said building.

Tenant, at Tenant expense, shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities, now in force or which may hereafter be in force, which shall impose and duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Leased Premises, including, but not limited to The Americans with Disabilities Act.

7. CONDITION OF PREMISES. Tenant accepts the Leased Premises in such condition and repair as they are in at the commencement of the term of the Lease, which acceptance shall be conclusive evidence of the good and satisfactory condition of the Leased Premises at such time, and shall on its termination surrender them in the same condition and repair, ordinary wear and tear excepted. If for any reason the Landlord is unable to deliver possession of the Leased Premises to the Tenant on the date specified, rent for said Leased Premises shall be prorated to the date of occupancy and all other provisions hereof shall remain in full force and effect.

8. ALTERATIONS AND IMPROVEMENTS. No alterations, additions, or improvements to the Leased Premises, except such as may be provided for in this Lease, shall be made without first having the consent, in writing, of the Landlord. The design of all work and installments undertaken by Tenant shall be subject to the approval of Landlord and work shall not be commenced until approval is obtained. Landlord approval of the plans, specifications and working drawings for Tenant’s alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall complete alterations, additions, or improvements to the Leased Premises strictly in compliance with the Americans with Disabilities Act (the ADA).

Any improvements, additions or alterations made by the Tenant after such consent shall have been given, including any and all fixtures installed, excepting trade fixtures, shall at Landlord’s option unless otherwise agreed in writing, remain on the Leased Premises as the property of the Landlord, without compensation to Tenant, or shall be removed therefrom and the Leased Premises restored to their original condition at cost to Tenant, at the expiration or sooner termination of this lease. The Tenant shall, at its cost, repair any damage caused by the removal of trade fixtures restoring the Leased Premises to their original condition. The Tenant agrees to save Landlord harmless on account of claims for mechanics, materialmen or other liens in connection with any alterations, additions or improvements to which Landlord may give its consent within the Leased Premises and Tenant will, if required by Landlord, furnish a lien waiver or a bond in form and with surety satisfactory to Landlord, as Landlord may require before starting any work in connection with alterations, additions or improvements to the Leased Premises. Further, Tenant agrees to hold Landlord harmless from liability in the event Tenant fails to comply with the requirements of the Americans with Disabilities Act in completing alterations additions or improvements to the Leased Premises.

Except as otherwise provided herein, all installations and improvements now or hereafter placed on the Leased Premises other than Building Standard Improvements shall be for Tenant’s account and at Tenant’s cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as additional rent.

9. REPAIRS. Landlord shall maintain the Leased Premises in good order and repair, except that Tenant shall repair damages caused by its negligence. Tenant shall at once report in writing to Landlord any defective condition in the Leased Premises known to him which Landlord is required to repair, and failure to so report shall make Tenant responsible for all damages to the Leased Premises and personal injuries resulting from such defective condition which could have been avoided by their being promptly reported by Tenant.

10. RULES AND REGULATIONS. Tenant and Tenant’s servants and agents shall at all times observe, perform and abide by the Rules and Regulations attached hereto as Exhibit “B”, hereby made a part of this lease, together with such other and further reasonable rules and regulations as Landlord may from time to time adopt. Any future rules and regulations shall become a part of this Lease and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant.

11. PERSONAL AND PROPERTY RISKS. Landlord shall not be held responsible for and is hereby expressly relieved from all liability by reason of any injury, loss or damage to any person or property in or about the Leased Premises, however caused, whether the loss, injury or damage be to the person or property of the Tenant or any other person. This provision shall apply especially (but not exclusively) to damage caused by vandalism, water, snow, frost, steam, sewage, illuminating gas, sewer gas, or odors or by the bursting or leaking of pipes or plumbing works, and shall apply equally whether such damage be caused by the act or neglect of other tenants, occupants or janitors of said building or of any other persons, and whether such damage be caused or occasioned by anything above mentioned or referred to, or by any other thing or circumstance whether of a like nature, or of a wholly different nature. If any such damage shall be caused by the acts of negligence of the Tenant, the Landlord may, at its option, repair such damage, whether caused to the building or the tenants thereof, and the Tenant shall thereupon reimburse the Landlord the total cost of such damage both to the building and to the tenants thereof. The Tenant further agrees that all personal property upon the Leased Premises shall be at the risk of the Tenant only and that the Landlord shall not be liable for any damage thereto or theft thereof. (Nor shall the Landlord be liable for the stoppage or interruption of water, light, heat, air conditioning, janitor or elevator service, caused by riot, strike, accident or to make needful repairs, or by any cause over which the Landlord has no control.) Landlord shall not be liable for any act, neglect or delay not authorized by Landlord, of janitors or Landlord’s employees and any such act, neglect or delay of the janitors or employees shall not be construed or considered as an actual or constructive eviction of the Tenant nor shall it in any way operate to release the Tenant from the punctual performance of each and all of the other covenants herein contained by the Tenant to be performed. Tenant shall indemnify Landlord and save it harmless from any and all claims, actions, damages, liabilities and expenses in connection with personal injuries or damage to property arising from its occupancy of the Leased Premises or occasioned in whole or in part by any act or omission of Tenant, its agents, contractors, employees, customers, licensees, guests, or any other person.

12. DAMAGE BY FIRE OR OTHER CASUALTY. If the Leased Premises or other portions of the building essential to or affording access to them should during the term of this lease be damaged by fire or other casualty so as to render the Leased Premises wholly or partially unsuitable for occupancy, Landlord shall repair and restore the same as promptly as is reasonably possible, strikes, walkouts, and force majeure excepted, provided, however, that if Landlord shall determine the Leased Premises or other such portions of the building cannot be repaired within One Hundred and Eighty (180) days from the date of such damage, it shall so notify Tenant, and either Landlord or Tenant may then or within fifteen days thereafter terminate the lease by notifying the other party in writing of its election so do. There shall be an equitable adjustment of rental during the period of repair following damage by fire or other casualty, and no rental shall be charged to Tenant during any period that the Leased Premises are totally unfit for occupancy or during which there is no access to the Leased Premises by reason of such damage.

Notwithstanding the foregoing, should damage or destruction occur during the last twelve months of the Lease Term, either Landlord or Tenant shall have the option to terminate this Lease, effective on the date of damage or destruction, provided notice to terminate is given within 30 days of the date of such damage or destruction. Notwithstanding the foregoing, should the damage or destruction occur by reason of Tenant’s negligence, Tenant shall not have the option to terminate.

Tenant agrees to hold harmless and indemnify Landlord from and against any liability or loss, including counsel fees and court costs incurred in good faith by the Landlord, arising out of any cause associated with Tenant’s business or use of the Leased Premises. In addition Tenant agrees to provide public liability insurance naming Landlord and Landlord’s Agent as additional insured to protect Landlord and Landlord’s Agent from risks customarily covered by such insurance, with limits of at least two million and NO/100 Dollars ($2,000,000.00) each occurrence and general aggregate for bodily injury and or property damage, as well as six month’s business interruption insurance. Tenant also shall carry contents coverage on its contents with a waiver of subrogation clause as to Landlord. Said policy or policies shall include Landlord and Landlord’s Agent as additional insureds to Tenant, with a certificate thereof to be furnished to Landlord and Landlord’s Agent containing a provision that the policies may not be canceled or changed without giving to the Landlord and Landlord’s Agent at least (30) days written notice prior to any such change or expiration or cancellation of any policy.

13. ASSIGNMENT AND SUBLETTING. Tenant covenants and agrees not to assign or sublet said Leased Premises or any part of same or in any other manner transfer the lease, leasehold or Leased Premises without the written consent of the Landlord, but such consent to sublease or assign shall not be unreasonably withheld; notwithstanding the aforesaid, Tenant may assign this Lease or sublet the whole or any part of the Premises to any of its affiliates or subsidiaries (as defined in the Internal Revenue Code of 1986, as amended) during the term hereof, or any extension thereof without the consent of the Landlord, provided Tenant notifies Landlord in writing prior to any such assignment or subletting. In the event of any subletting or assignment of any or all of the Leased

Premises, (whether to Tenant’s affiliate or subsidiary, or to any third party), Tenant nevertheless shall remain liable for the payment to the Landlord under and compliance with all of the terms and conditions of this lease and shall pay to Landlord all amounts received by Tenant in any approved subletting which exceed Tenant’s gross annual net rentable per square foot rate hereunder. Any consent to a subletting or assignment shall not be deemed consent to any subsequent subletting or assignment. Prior to any subletting or assignment requiring Landlord’s consent, Tenant shall submit to Landlord the intended use and term and Landlord shall have fifteen (15) days in which to elect to terminate this lease, in which event the parties shall be relieved of further responsibility to the other accruing after the effective termination date as hereinafter set forth. Any proposed assignee or Sub-Tenant or its business is subject to compliance with additional requirements of the law (including regulated regulations) commonly known as the “Americans with Disabilities Act” beyond those requirements which are applicable to the Tenant desiring to assign or sublease. Any proposed assignee or Sub-Tenant shall: (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord consent thereto, and (b) comply with all Landlords’ requirements for security to assure the lien-free completion of any improvements as well as any other conditions prescribed by Landlord in any consent given hereunder.

In no event shall any sublease or assignment be made which would in any way violate any then existing exclusive provision granted to other tenants and any such sublease or assignment shall be null and void. In the event that Landlord elects to terminate Tenant’s lease during the aforesaid fifteen (15) day period, such termination of the Landlord’s obligation shall be effective ninety (90) days from the date that the Landlord gives written notice of its election to terminate the lease. All of Tenant’s obligations under this lease shall be in full force and effect until the expiration of said ninety (90) day period.

14. RIGHTS AND REMEDIES ARE CUMULATIVE. Rights and remedies herein given to and reserved by the Landlord are separate and cumulative rights and remedies and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others, or in the exclusion of any rights or remedies in law or equity under the law of the state in which the property herein Leased Premises is located.

15. DEFAULT BY TENANT. In the event of a breach as hereinafter defined by the Tenant of any of the terms or conditions of this Lease, Landlord shall have the right if Landlord in its sole discretion elects to annul and terminate this Lease upon written notice sent by certified mail to the Tenant and at any time after such termination, the Landlord may re-let the leased property or any part thereof in the name of the Landlord or otherwise for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as the Landlord, in its uncontrolled discretion, may determine and may collect and receive the rent therefore. The Landlord shall in no way be responsible or liable for any failure to re-let the Leased Premises or any part thereof or for any failure to collect any rent due upon any such re-letting.

No such termination of this Lease shall relieve the Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the leased property or any part thereof shall have been re-let, the Tenant shall pay to the Landlord the rent and additional rent required to be paid by the Tenant up to the time of such termination and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to the Landlord for and shall pay to the Landlord as and for liquidated and agreed current damages for the Tenant’s default.

(A) The equivalent of the amount of rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect, less

(B) The net proceeds of any re-letting pursuant to the following provisions of this section after deducting all the Landlord’s expenses in connection with such re-letting, including without limitation all repossession costs, brokerage commissions, legal expenses, reasonable attorney’s fees, alteration costs and expenses of preparation for such re-letting.

The Tenant shall pay such current damages herein called “deficiency” to the Landlord monthly on the days on which the rent and additional rent would have been payable under this Lease if the Lease were still in effect and the Landlord shall be entitled to recover from Tenant each monthly deficiency as such deficiency shall arise. At any time after any such termination, whether or not the Landlord shall have collected any monthly deficiency, the Landlord shall be entitled to recover from the Tenant and the Tenant shall pay to the Landlord on demand as and for liquidated and agreed final damages for the Tenant’s default an amount equal to the difference between the rent and additional rent reserved hereunder for the unexpired portion of the lease term and the then fair and reasonable rental value of the Leased Premises for the same period. In the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the leased property for the period of which such installment was payable shall be discounted to the date of the termination at the rate of ten percent (10%) per annum. If the Leased Premises or any part thereof is re-let by the Landlord for the unexpired term of this Lease or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal the amount of rent reserved upon such re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part of the whole of the Leased Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the rights of the Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

The occurrence of any one of the following events shall be considered a breach of this lease: (a) In the event the Tenant shall fail to pay one or more of said installments of rents as and when the same shall become due and payable and such default shall continue for as much as fifteen (15) days, or for as much as five (5) days after written notice thereof by certified mail; (b) In the event an execution or other legal process is levied upon the property of the Tenant located on the Leased Premises or upon the interest of the Tenant in this lease unless such execution or other levy be discharged of record within thirty (30) days; (c) In the event a voluntary petition in bankruptcy is filed by the Tenant or the Tenant is adjudged bankrupt or in the event the Tenant makes an assignment for the benefit of creditors, or in the event of the appointment of a receiver, whether bankruptcy or otherwise, of the Tenant’s property, provided such appointment of a receiver, whether bankruptcy or otherwise, of the Tenant’s property, not be vacated or set aside within thirty (30) days or in the event any plan or reorganization of the Tenant which is not satisfactory to or approved by the Landlord shall be approved by any court or any judge thereof, and such approval be not set aside within thirty (30) days; or (d) In the event the Tenant violates any of the other terms, conditions, covenants, stipulations or agreements on the part of the Tenant, herein contained, and fails to remedy the same within thirty (30) days after written notice thereof by certified mail by the Landlord to the Tenant; and (e) In the event the Tenant abandons or vacates the Leased Premises for more than thirty (30) days.

After an authorized assignment or subletting, the occurring of any of the foregoing breaches shall affect this lease only if caused by or happening to the assignee or Sub-Tenant.

16. STORAGE. If Tenant shall fail to remove all effects from the Leased Premises upon termination of this lease for any cause whatsoever or when Landlord shall re-enter and re-let the Leased Premises for account of Tenant, Landlord may at its option remove the same in any manner that the Landlord shall choose and store said effects without liability to Landlord for loss thereof, and Tenant agrees to pay Landlord on demand any and all expenses incurred in such removal, including court costs and attorney’s fees and storage charges on such effects for any length of time, the same shall be in Landlord’s possession, or Landlord may at its option without notice sell said effects or any part of the same at private sale and without legal process of such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this lease from Tenant to Landlord and upon the expenses incident to removal and sale of said effects.

17. ACCESS AND COMMON AREAS. All hallways, passageways, elevators, stairways, or other means of access to and from the upper and lower portions of the building, and any other space designated by the Landlord as common or general use areas, or access areas, shall be reserved for the use of the Landlord and all occupants and tenants in the building and shall not be considered part of the Leased Premises.

18. LIENS. A first lien is hereby expressly reserved by the Landlord and granted by the Tenant upon the terms of this lease and upon all interests of the Tenant in this leasehold for payment of rent and also for the satisfaction of any cause of action which may accrue to the Landlord by the provisions of this instrument. A first lien is also expressly reserved by the Landlord and granted by the Tenant upon all personal property, fixtures, improvements and all other fixtures erected or put in place or that may be erected or put in place upon the Leased Premises by or through the Tenant or other occupants for the payment of rent and also for the satisfaction of any causes of action which may accrue to the Landlord by the provisions of this instrument.

19. INDEMNIFICATION. Tenant agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorney’s fees and costs reasonably incurred in and about the defense of any suit in discharging the said Leased Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

The Tenant shall not have any authority to create any liens for labor or material on the Landlord’s interest in the Leased Premises and all persons contracting with the Tenant for the destruction or removal of any facilities or to the improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look only to the Tenant and the Tenant’s interests in the Leased Premises to secure the payment of any bill for work done or material finished at the request or instruction of Tenant.

20. ESTOPPEL. Tenant agrees that from time to time, upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (1) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (2) the dates to which the rent and other charges have been paid; and (3) that Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

21. NON-WAIVER. The failure of the Landlord to insist in any one or more instance upon a strict performance of any of the covenants and conditions contained in this lease or to exercise any option herein contained shall not be construed as a waiver for the future of any such covenant or condition or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent in whole or in part, or any other payment due hereunder, with knowledge of the breach of any such covenant or condition, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall effect any default other than the default specified in such waiver and then only for the time and extension therein stated.

In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease or if Tenant fails to pay Rent or Additional Rent or any other sums due Landlord hereunder when due. All rights and remedies specifically granted by Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

22. ATTORNEY’S FEES AND INTEREST. In the event it becomes necessary for Landlord to employ an attorney to enforce collection of the rents agreed to be paid, or to enforce compliance with any of the covenants and agreements, herein contained, Tenant shall be liable for reasonable attorney’s fees, costs and expenses incurred by Landlord, and in addition, shall be liable for interest at ten percent (10%) per annum on the sum determined to be due by reason of breach of this lease, such interest to run from the date of breach of the lease, whether or not litigation is involved.

23. PEACEFUL POSSESSION. Landlord hereby covenants and agrees that at the time of the delivery of this lease it is the owner of the Leased Premises herein leased, and had full right and power and authority to lease the same, and does hereby warrant to Tenant the quiet and peaceful possession of the Leased Premises hereby leased during the whole term of this lease so long as all terms and conditions herein are fully performed.

24. RIGHT OF ENTRY. Landlord and its agents may enter said Leased Premises at reasonable times to inspect, make repairs or additions, and to show the Leased Premises to prospective tenants, and to advertise Tenant’s space for lease provided Tenant’s occupancy shall not be interfered with. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

25. SERVICES OF LANDLORD. Landlord shall furnish to Tenant the services enumerated on the Standard Service Specifications attached hereto as Exhibit “C” and made a part hereof during reasonable hours (8:00 a.m.—5:30 p.m.) and on normal business days (Monday - Friday), and Tenant will accept the same subject to the terms thereof and of this Lease. It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, Tenant acknowledges that any one or more of such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by reason of causes beyond the reasonable control of Landlord. Notwithstanding the Standard Service Specifications, Landlord shall in no event be liable for damages from the temporary stopping or breakdown of elevator service, heat, electric, air conditioning equipment or water apparatus, or any other facility or service.

26. HOLDING OVER. If Tenant remains in possession after expiration of the term hereof, either the original or any renewal term, without any distinct agreement between the parties, Tenant shall be a tenant at will, and there shall be no renewal of this lease by operation of law. In the event Tenant shall become a Hold Over Tenant, all the provisions, terms and conditions of this Lease Agreement shall remain in effect during the full term of the Hold Over period.

Tenant agrees that if Tenant does not surrender said Leased Premises to Landlord at the end of the Term of this Lease then Tenant will pay to Landlord double the amount of the current rental for each month or portion thereof that Tenant holds over as damages that Landlord may suffer on account of Tenant’s failure to so surrender to Landlord possession of said Leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of said Leased Premises against Landlord on account of delay of Landlord in delivering possession of said Leased Premises to said successor Tenant so far as such delay is occasioned by failure of Tenant to so surrender said Leased Premises in accordance herewith or otherwise.

No receipt of money by Landlord from Tenant after termination of this Lease or the service if any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed an acceptance of surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless or is made in writing and subscribed by a duly authorized officer or agent of Landlord.

27. SUBORDINATION / ATTORNMENT / NON DISTURBANCE.

(A) This lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in default under the provisions of this lease, unless this lease is otherwise terminated pursuant to its terms. If any first mortgagee, trustee or ground Landlord shall elect to have this lease prior to the lien of its mortgage, deed of trust or ground lease, this lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages.

(B) Tenant at anytime upon request by Landlord agrees to execute any documents (including but not limited to subordination, non-disturbance, and attornment agreements and/or estoppel certificates) required to effectuate such subordination, to certify the Lease or to make this lease prior to the lien of any first mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so.

(C) If the Building and/or Leased Premises are at any time subject to a mortgage and/or deed of trust, and Tenant has received written notice from Mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each of Landlord’s Mortgagee and each Landlord’s Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord’s Mortgagee with the same effect as if such action had been taken by Landlord.

(D) If the interests of Landlord under this Lease shall be transferred voluntarily or by reason foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Tenant shall be bound to such transferee (sometimes herein referred to as the Purchaser) for the balance of the Term hereof remaining, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were the Landlord under this Lease. Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee under any such mortgage if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the remaining balance of the Term of this Lease any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord’s interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under the Lease or otherwise and Landlord’s successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease.

28. NOTICES. All notice herein provided shall be in writing and shall be deemed given when sent by certified mail, postage prepaid, return receipt requested, and deposited in the mail addressed as follows:

Landlord:	Managing Agent	Tenant:
Fairlawns Partnership	The Stanton Group, Inc.	Senetek PLC
P.O. Box 11869	P.O. Box 993.	5203 Maryland Way, Suite 102
Brentwood, Tennessee 37027	Brentwood, Tennessee 37027	Brentwood, Tennessee 37027

29. EMINENT DOMAIN.

(A) If at any time during the term of this Lease, the whole or part of the Leased Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, the Landlord shall be entitled to and shall receive any and all awards that may be made in any such proceeding and the Tenant hereby assigns and transfers to the Landlord any and all such awards that may be made to Tenant.

The Tenant shall not be entitled to any payment based inter alia upon the value of the unexpired term of this Lease, consequential damages to the land not so taken, fixtures or alterations to the Leased Premises or their use or otherwise.

(B) If such proceeding shall result in the taking of the whole or substantially all of the Leased Premises, this Lease and the term hereof shall terminate and expire on the date of such taking and the fixed rent, additional rent and other sums or charges provided in this Lease to be paid by the Tenant shall be apportioned and paid through the date of such taking.

(C) If less than the whole or less than substantially all of the Leased Premises shall be taken in such proceedings, and the part so taken shall consist only of the parking area or any part thereof, this Lease shall terminate only as to the portion of the Leased Premises so taken and this Lease shall continue for the balance of its term as to the part of the Leased Premises remaining without any reduction or abatement or effect upon the term hereof or the liability of the Tenant to pay in full the fixed rent, the additional rent and all other sums and charges herein reserved and provided to be paid by the Tenant. If, however, the part so taken shall consist of the building on the Leased Premises or a portion thereof leased by the Tenant, the Tenant shall have the right to cancel and terminate this Lease as of the date of such taking by giving to the Landlord notice in writing of such election within thirty (30) days after the mailing by the Landlord of a written notice to the Tenant that the Leased Premises have been so taken; and the fixed rent, additional rent and all other sums and charges in this Lease provided to be paid by the Tenant shall be apportioned and paid through the date of such termination.

If the Tenant shall not elect to terminate, this Lease shall continue for the balance of its term as to the part of the Leased Premises remaining without any reduction or abatement of or effect upon the term hereof or the liability of the Tenant to pay in full the sums and charges herein provided to be paid by the Tenant but the annual fixed rent to be paid by the Tenant after such taking for the remaining part of the Leased Premises and the additional rent based upon percentage of occupancy shall be reduced on a pro-rata basis. If the Landlord and the Tenant shall not agree upon the amount of such pro-rata reduction, either party shall have the option to cancel this Lease.

(D) If less than the whole or less than substantially all of the building on the Leased Premises shall be taken in such proceeding and the Tenant shall not elect to terminate this Lease, the Landlord shall, with reasonable dispatch, repair the remaining portion of the Leased Premises so as to restore said Leased Premises but the Landlord shall not be obligated to expend thereon more than the sum allowed to the Landlord in such condemnation proceeding for damage to the building less all expenses incurred by the Landlord in such proceeding nor shall there be any abatement of rent during such restoration, provided however, that if the expense of such restoration would be greater than the sum allowed the Landlord less such expenses in such condemnation proceeding, then the Landlord shall have an option for a period of thirty (30) days after such partial taking within which to decide whether to make such restoration or terminate this lease. If within such thirty (30) day period, the Landlord shall give written notice to the Tenant of termination, this Lease and the term hereof, shall terminate and expire on the last day of the calendar month following the month in which such notice shall be given and the fixed rent, additional rent and other sums or charges in this Lease provided to be paid by Tenant shall be apportioned and paid through the date of such termination, provided, however, that if the Tenant shall agree in writing within twenty (20) days after receiving any such notice of termination from the Landlord, to pay the difference by which the cost of restoration exceed the sum allowed to Landlord in such condemnation proceeding less such expenses, then the Landlord’s notice of termination and right to terminate hereunder shall cease and Landlord shall make such restoration as hereinabove required.

(E) For the purposes of this article, substantially all of the Leased Premises shall be deemed to have been taken if the portion of the Leased Premises not so taken does not constitute or cannot be repaired or reconstructed so as to constitute a structure usable by the Tenant as an entity for the proper conduct of its business.

30. SIGNS. All interior signs shall comply with Landlord’s building standard. All exterior signs shall be at Tenant’s sole cost and expense and shall comply with the local sign ordinance. Landlord shall have the right change the Building’s name or street address.

31. TIME OF ESSENCE. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

32. PARTIES INCLUDED. Whenever reference is made herein to the words, “Landlord” or “Tenant”, the same shall be construed to be both plural and singular and to include the respective heirs, distributees, executors, administrators, legal representatives, successors and assigns of the Landlord and Tenant.

33. GOVERNING LAW AND SEVERABILITY. This lease shall be interpreted in accordance with the laws of the State of Tennessee. If any clause or provision hereof should be determined to be illegal, invalid or unenforceable under present or future laws effective during the term of this lease or any renewal term hereof, then and in that event, it is the express intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the express intention of the parties hereto that in lieu of each clause or provision of this lease which may be determined to be illegal, invalid or unenforceable, there may be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

34. FORCE MAJEURE. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

35. HAZARDOUS MATERIALS. Tenant shall not store or use or permit the storage or use within the Premises of any hazardous or toxic waste, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

36. CREDIT REPORT. Tenant authorizes any consumer or business credit-reporting agency to disclose to Landlord or Landlord’s agent a consumer report including information as to Tenant’s credit history, credit worthiness, credit standing, and capacity to perform when under the terms of this Lease. Tenant agrees to hold harmless the credit reporting agency, the Landlord and the Landlord’s agent from any liability or damages arising from the above investigation or disclosure.

37. FINANCIAL STATEMENTS. Tenant covenants and agrees to provide annual financial statements to Landlord. Such statements shall initially include profit and loss statements and balance sheets for the past two years. Such statements are required prior to entering into this agreement. For each period thereafter statements shall be provided for annual periods. Failure of Landlord to initially request said statements shall not constitute a waiver thereof.

38. BROKER’S COMMISSION. It is agreed The Stanton Group, Inc., (“Broker”) representing Landlord is the real estate broker that negotiated and completed this lease and is the only one entitled to a commission in this transaction. Said commission is payable by the Landlord in accordance with the commission agreement as executed between Landlord and Broker. Tenant warrants that there are no other claims for broker’s commissions or finder’s fees in connection with its execution of this Lease and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney’s fees.

40. ENTIRE CONTRACT. This lease embodies the entire contract of the parties and shall not be altered, changed, or modified in any respect except by instrument of equal dignity to this instrument.

41. AUTHORIZATION. Each individual executing this Lease on behalf of the Tenant represents and warrants that he has been duly authorized by Tenant to do so. Tenant agrees to provide Landlord with all documentation requested by Landlord in order to satisfy Landlord that Tenant is a duly organized entity, with the authority to enter into this Lease, and the financial ability to meet its obligations hereunder.

42. GUARANTOR. Intentionally deleted.

43. SPECIAL STIPULATIONS.

(A) Option to Extend. Tenant shall have the option of extending this Lease for one additional twenty-four (24) month term (the “Renewal Term”); provided however, and subject to the conditions, that Tenant shall not be in default of its obligations hereunder either at the time the notice of the extension is given or at the expiration of the then current term, and provided further, that such option must be exercised by written notice to Landlord received at least six (6) months prior to the end of the term then in effect. All terms and conditions of the Lease shall remain in full force and effect during the Renewal Term, except that base rent shall be computed at $19.50 per square foot of Net Rentable Area payable in monthly installments of $9,292.00 per month.

(B) Furniture. As an incentive to enter in to this Lease, Landlord agrees and Tenant desires to use the furniture, or a portion thereof, currently located in the space, more particularly described in Exhibit “D” Furniture List attached hereto, during the Term of this Lease. Tenant shall surrender the Furniture to Landlord at the end of the Lease Term in good working order and condition, normal wear and tear excepted.

IN WITNESSETH WHEREOF, the parties have executed or caused to be executed this Lease Agreement on the date first above written.

Landlord:		Tenant:

FAIRLAWNS PARTNERSHIP		SENETEK, PLC

By:	/s/ David K. Morgan	By:	/s/ William O’Kelly
Title:	Managing General Partner	Title:	Chief Financial Officer

Date:	May 15, 2009	Date:	May 14, 2009

EXHIBIT “A”

FLOOR PLAN SUITE 102

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EXHIBIT “B”

RULES AND REGULATIONS

RULE 1. No sign, picture, advertisement, or notice shall be displayed, inscribed, painted or affixed on any part of the outside or inside of said building, or on or about the Leased Premises hereby Leased Premises, except of such color, size, style and materials as shall be approved by the Landlord in writing. No “For Rent” signs shall be displayed by the Tenant, and no showcases, or obstructions, signs, flagpoles, flags, barber poles, statuary, or any advertising device of any kind whatever shall be placed in front of said building or in the passageways, halls, lobbies, or corridors thereof by the Tenant; and the Landlord reserves the right to remove all such showcases, obstructions, signs, flags, barber poles, statuary or advertising devices and all signs other than those provided for, without notice to the Tenant and at Tenant’s expense.

RULE 2. No Tenant shall use or keep in the Leased Premises or the building any oil, kerosene, gasoline or other flammable or combustible fluid or any other material or article extra hazardous, other than limited quantities thereof necessary for the operation or maintenance of office equipment. No Tenant shall, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by the Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in manner offensive or objectionable to Landlord or other Tenants or those having business in the Building. No Tenant shall put up or operate any steam engine, boiler or machinery on the Leased Premises, or carry on any mechanical business therein. No commercial cooking or related activities shall be done or permitted by Tenant on the Leased Premises.

RULE 3. No additional locks shall be placed upon any doors without the prior written consent of the Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Leased Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

RULE 4. Safes, furniture, boxes or other bulky articles shall be carried up into the Leased Premises only with written consent of the Landlord first obtained, and then only by means of the elevators, by the stairways, or through the windows of said Building as the Landlord may in writing direct, and at such times and in such manner and by such persons as the Landlord may direct. Safes and other heavy articles shall be placed by the Tenant in such places only as may be first specified in writing by the Landlord and any damage done to the Building or to Tenant or to other persons taking a safe or other heavy article in or out of the Leased Premises, from overloading a floor, or in any other manner shall be paid for the Tenant.

RULE 5. If the Tenant desires computer or telephonic connections, or the installation of any other electrical wiring, the Landlord will, upon receiving a written request from the Tenant, direct the electricians as to where and how the wires are to be introduced and run, and without such directions no boring, cutting, or installation of wires will be permitted. If tenants require wiring for a bell or buzz system, such wiring shall be done at tenant’s expense and by the electrician of Landlord only and no other wiring sub-contractors shall be allowed to do work of this kind unless by the written permission of Landlord.

RULE 6. The Tenant shall not allow anything to be placed against or near the glass in the partitions, between the Leased Premises leased and the halls or corridors of the Building, which shall diminish the light in, or prove unsightly from the halls or corridors.

RULE 7. The Tenant shall not allow anything to be placed on the outside window ledges of the Leased Premises, nor shall anything be thrown by the Tenant or its employees, out of the windows of the Building.

RULE 8. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

RULE 9. No bicycle or other vehicle, and no animal (except for seeing eye dogs) shall be brought into the offices, halls, corridors, elevators, or any other parts of said Building, by the Tenant, its agents or employees.

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RULE 10. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Leased Premises, or for going from one part of the Building to another part of the Building.

RULE 11. The entrances, corridors, passages, stairways and elevators shall be under the exclusive control of the Landlord and shall not be obstructed, or used by the Tenant for any other purpose than ingress and egress to and from the Leased Premises, except by normal use for receptionists.

RULE 12. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

RULE 13. All office and other equipment of any electrical or mechanical nature shall be placed by Tenant in Leased Premises in approved settings to absorb or prevent any vibration, noise or annoyance.

RULE 14. There shall not be used in any space, or in the public halls of said Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord’s written approval must be obtained after normal working hours.

RULE 15. No heating or cooling apparatus not owned and controlled by the Landlord shall be used by Tenant unless approved by Landlord in writing.

RULE 16. No Tenant shall do or permit to be done on the Leased Premises or bring or keep anything thereon, which shall in any way obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. Tenants, their invitees and employees shall maintain order in the Building, shall not make or permit any improper noise in Building or interfere in any way with other tenants or those having business with them. No rooms shall be occupied or used as sleeping or lodging apartments at any time without permission of Landlord. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices. No intoxicating liquor or liquors shall be sold in the Building by Tenant without Landlord’s permission.

RULE 17. Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with passkeys into the offices) for the purpose of cleaning or taking care of Leased Premises. Tenant shall not cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in the Leased Premises and in the Building.

RULE 18. Tenants and their employees shall not throw, sweep drop or otherwise place any objects, dirt, refuse, or other substance out of the Leased Premises into the corridors, stairwell, lobbies, elevators or other area in or about the Building.

RULE 19. No painting shall be done, nor shall any alterations be made, to any part of the building by painting up or changing any particulars, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wire or gas or electric fixtures, without the consent in writing upon each occasion of Landlord or its agent. All glass, locks and trimmings in or upon the doors and windows of building shall be kept whole, and when any part thereof shall be broken, the same shall immediately be replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be left whole and in good repair. Tenant shall not deface building, the woodwork or the walls of Leased Premises.

RULE 20. Landlord reserves all vending rights.

RULE 21. The requirements of the Tenant will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

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RULE 22. Each Tenant shall see that the doors of its Leased Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off or turned off before Tenant or Tenant’s employees leave the Leased Premises, so as to prevent waste and damage, and for any default or carelessness in this regard, Tenant shall make good all injuries or damages sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

RULE 23. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Tenant’s standard window covering and in no way shall be visible from the exterior of the Building. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.

RULE 24. Tenant shall not do, or permit anything to be done in or about the Building or bring or keep anything therein, that will in any way increase the rate of fire or other insurance in the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

RULE 25. Tenant shall allow no drilling, jack hammering, punching or any other interference with the floor slabs of the Building, nor shall Tenant allow live loads to exceed 50 psf without the prior written consent of Landlord.

RULE 26. Tenant shall at all times during the term of this Lease have the non-exclusive right to park automobiles in the outdoor parking area of the Building during normal business hours (8:00 a.m. to 5:30 p.m.). Landlord shall have the exclusive right to regulate and control parking areas and Tenant agrees to conform to such reasonable rules and regulations as Landlord may establish. Landlord may change the location of the parking lots on the land on which the Building is situated. Furthermore, Landlord may designate the area within which each car may be parked, and Landlord may change such designation from time to time. Landlord reserves the right to adopt any regulations necessary to curtail unauthorized parking, including the required use of “Parking Permits”. Landlord shall not be responsible for Tenant’s or any other Tenant’s parking requirements which exceed the number of spaces required by local authorities.

RULE 27. Landlord shall not be responsible to any tenant for the non-observance or violation of any of these Rules and Regulations by any other Tenant(s). Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building. Landlord reserves the right to make such other reasonable rules and regulations as in his judgment may from time to time be needed for the safety, care and cleanliness of Leased Premises, and for the preservation of good order therein. Regulations shall be binding upon the parties hereto the same as if they had been inserted at time of execution.

RULE 28. Landlord has designated this facility as a non-smoking building. No smoking is allowed in the building, the Leased Premises, or the common areas of the building. Smoking is permitted only in designated exterior locations.

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EXHIBIT “C”

STANDARD SERVICE SPECIFICATIONS

UTILITIES. The Landlord shall provide the following: water from the regular Building fixtures for drinking, lavatory, and toilet purposes; heating, ventilation, and air conditioning and; electric power for the operation of desk type business machines shall be furnished during normal business hours (Monday through Friday, 8 a.m. to 5:30 p.m. and 8 a.m. to Noon on Saturdays, excluding national holidays) under normal business operations. Normal business operations is defined as a rated capacity no greater than .5 kilowatts per hour and/or voltage other than 120/208 volts, single phase; lighting design load no greater than two (2) watts per square foot. Collectively, Tenant’s equipment and lighting shall not have an electrical design load greater than an average of four (4) watts per square foot.

Occasional use for periods outside that noted above or for large business machines or computers shall be construed as due cause for charging the Tenant for its fair share of any such added costs at rates determined by Landlord which shall be in accordance with any applicable laws and the Standard Service Specifications contained herein.

If Tenant’s consumption of electrical services exceeds either the rated capacities and/or design loads as noted above, Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord. Or upon receiving Landlord’s prior written approval, such equipment and/or lighting may remain in the Leased Premises, subject to the following:

1. Tenant shall pay for all costs of installation and maintenance of sub-meters, wiring, air conditioning and other items required by Landlord, at Landlord’s discretion, to accommodate Tenant’s excess design loads and capacities.

2. Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord which shall be in accordance with any applicable laws and the Standard Service Specifications contained herein.

AIR CONDITIONING AND HEATING. The Leased Premises shall be maintained at a temperature within standard government regulations, during normal business hours, under normal business operations and in the absence of machines, equipment, or devices which affect the temperature otherwise maintained in the Leased Premises. Weekend, holiday or other additional consumption of power for heating and cooling will be reimbursed by Tenant as additional rental, rates of which will be determined by Landlord. Tenant shall not overload the HVAC system beyond the services for which it was designed.

CLEANING. Janitorial services in the Leased Premises, based upon Landlord’s cleaning specifications, Monday through Friday, excluding national holidays, provided, however, if Tenant’s floor covering or other improvements require special treatment, including buffing and/or waxing, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement thereof by Landlord. Janitorial specifications include spot (3” square) cleaning of carpeted areas on a normal basis, trash removal, dusting of unobstructed table tops, etc. Janitorial specifications do NOT include general shampooing or cleansing of carpet.

MAINTENANCE AND REPAIRS.

(A) Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, the roof, the outside walls, the structural portions of the Premises, the elevators, the Building electrical system, the Common Area plumbing, mechanical, fire protection, and HVAC systems servicing the Premises, unless the repair or maintenance is caused by any acts or omissions of Tenant, its employees, agents, or contractors (subject to the waiver of subrogation provisions in the Insurance section of this Lease). Additionally, Landlord shall only replace the building standard fluorescent light tubes in the Premises. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense or to withhold rent or terminate this Lease based on any alleged failure of Landlord to make repairs. Landlord shall not be liable to Tenant or any other party for any loss or damage resulting from failure to perform any maintenance or repairs under this section. Tenant shall look to its insurance coverages for compensation for any loss or damage resulting from any failure of Landlord to perform any maintenance under this section. All costs associated with the repair and maintenance obligations of Landlord under this section shall be included in and constitute Operating Expenses.

(B) Except as provided in Subsection A, Landlord shall have no maintenance obligation concerning the Premises and no obligation to make any repairs or replacements, in, on, or to the Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, and maintenance of the Premises, including all improvements, throughout the Lease Term, except to the extent expressly set forth in Subsection A. Tenant shall

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maintain the Premises in good repair and in a clean, attractive, first class condition. Without limiting the generality of foregoing, Tenant shall repair, replace, and maintain in good and operational order and condition the nonstructural interior portions of the Premises, exterior and interior portions of all doors and lock sets, door frames, and door checks, interior windows, plate and window glass, floor coverings, wall coverings, decorations, furniture, fixtures, equipment, and appliances and the electrical and mechanical systems not considered Building Project standard that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electrical services for computers or similar items, and security or telephone systems for the Premises. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises.

ACCESS. Limited access to the Building during other than normal business hours shall be provided in such form, as Landlord deems appropriate. Landlord may require those tenants requesting after hours access to the building to deposit a sum of twenty-five dollars per security access card to partially reimburse Landlord for the programming of such access cards. In the event a security card is lost, the deposit for said card shall be forfeited by the Tenant and an additional deposit in the same amount shall be paid by Tenant to Landlord for the cost of programming and replacement of such access card. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees, or licensees for losses due to theft, burglary or for damages done by unauthorized persons in the Building and neither shall Landlord be required to insure against any such losses. All persons entering or leaving the Building may be questioned by Building or security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including locking doors. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

DIRECTORY. Landlord will maintain a directory for the Building which shall display the name and location of the Tenant. Landlord will post on the directory one name to be designated by the Tenant at no charge. All additional names which the Tenant shall desire to put upon said directory must be first consented to by Landlord, and, if so approved, a charge will be made for such additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

ADDRESS. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and/or street address of the Building.

LANDLORD’S LIABILITY. The failure by Landlord to furnish any of these defined services in whole or in part, or the interruption or termination of these defined services in whole or part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant of the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of interruption in service resulting therefrom.

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Exhibit “D”

Furniture List (Suite 102)

Item:	Description:	Piece(s):
Gray Speckled Work Table	(6” x 2.6”) Foldable Table	1
Gray Speckled Work Table	(4” x 2.6”) Foldable Table	2
Gray Chair	Gray Executive High Back Chair w/ Rollers	1
Credenza	(6” x 2”) Four Drawer Wooden Credenza	10
Wood File Cabinet	(3” x 7 “-1/8 inch) Two Drawer Wooden File Cabinet	19
Wood Multi-Color Chair	Wooden Multi-Color High Back Executive Chair w/ Rollers	8
Wood Multi-Color Chair	Wooden Multi-Color Low Back Chair	26
Red Short Back Chair	Red Short Back Chair	2
Red High Back Chair	Red High Back Executive Chairs w/ Rollers	14
Receptionist Desk	(6.6” x 2” x 5.6” x 2.6”) “L” Shaped Desk	1
Metal File Cabinet	(4.5” x 3”) Dark Gray Four Drawer Metal Filing Cabinet	3
Small Desk	(5”x 2.6”) Small Wooden Desk	1
Round Table	(3” x 4”) Wooden Round Table w/ Metal Stand	1
Small Side Table	(17.5 inches x 22 inches) Small Wooden Side Table	2
Wood Desk	(6” x 3”) Five Drawer Wooden Desk	12
Blue High Back Chair	Blue High Back Executive Chair w/ Rollers	1
Book Shelf	Wooden Book Shelf ( 6 Shelves)	1
Workstation Cubicles	Workstations/ “L “ Shaped Cubicle Desks	10

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